EXHIBIT 10.5
Forms of 2009 Senior Management Performance-Based Class A Option Agreements

Tier I Executive Officer Form

Name:
Number of Shares:
Price per Share:
Date of Grant:
SunGard Capital Corp.
Senior Management Non-Qualified Performance-Based
Class A Option Agreement
THIS AWARD AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS OPTION
ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND
REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE
STOCKHOLDERS AGREEMENT AMONG SUNGARD CAPITAL CORP., SUNGARD
CAPITAL CORP. II, SUNGARD HOLDING CORP., SOLAR CAPITAL CORP. AND
CERTAIN STOCKHOLDERS OF SUNGARD CAPITAL CORP. AND SUNGARD
CAPITAL CORP. II, DATED AS OF AUGUST 10, 2005 (AS IN EFFECT FROM TIME
TO TIME, THE “STOCKHOLDERS AGREEMENT”).
SUNGARD CAPITAL CORP. STRONGLY ENCOURAGES YOU TO SEEK THE
ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO
YOUR AWARD AND ITS TAX CONSEQUENCES.
This agreement (the “Agreement”) evidences a stock option granted by SunGard Capital Corp., a Delaware corporation (the “Company”), to the undersigned (the “Optionee”), pursuant to, and subject to the terms of, the SunGard 2005 Management Incentive Plan (as amended from time to time, the “Plan”) which is incorporated herein by reference and of which the Optionee hereby acknowledges receipt and the Executive Employment Agreement, dated August 11, 2005, between the Optionee and SunGard Data Systems Inc. (the “Employment Agreement”). Any exercise of discretionary authority granted under the Plan shall be subject to the express terms of this Agreement, and the last sentence of Section 3 of the Plan shall not apply to determinations of the Administrator with respect to this Agreement or the provisions of the Plan as applied to this Agreement.
1. Grant of Option. The Company grants to the Optionee, as of the above Date of Grant, an option (the “Option”) to purchase, in whole or in part, on the terms provided herein and in the Plan, that total number of Class A Common shares as set forth in Schedule A (the “Shares”) at the above Price per Share. The Option will vest and become exercisable in accordance with Section 3 below.
The Option evidenced by this Agreement is intended to be a non-qualified option and is granted to the Optionee in an Employment capacity as an employee.

2. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as in the Plan. The following terms shall have the same meaning as set forth in the Optionee’s Employment Agreement: “Board,” “Cause,” “Change of Control,” “Date of Termination,” “Disability,” “Employer,” “Good Reason,” “Investors,” “Retained Business,” “Sale of a Business,” “Sold Business,” and “Year of Termination.” The term “Performance Period” is defined in Schedule A. The term “Principal Investor” shall have the same meaning as set forth in the Stockholders Agreement. The following terms shall have the following meanings:
(a)	“Adjustment Event” means (i) a cash distribution with respect to Shares paid to all or substantially all holders of Shares, other than cash dividends in respect of Shares declared by the Board as part of a regular dividend payment practice or stated cash dividend policy of the Company following an IPO, or (ii) a substantially pro rata redemption or substantially pro rata repurchase (in each case by the Company or any of its subsidiaries) of all or part of any class of Shares;
(b)	“Beneficiary” means, in the event of Optionee’s death, Optionee’s legal representative, executor, administrator or designated beneficiary, as applicable;
(c)	“Call Option” means an option in favor of Company to purchase for cash at a specified price the Shares received by Optionee (or Optionee’s Beneficiary) upon any exercise of the Option with respect to one or more Shares;
(d)	“Closing” means August 11, 2005;
(e)	“Extended Exercise Period” means the period ending on the later of (i) the 90th day following (as applicable) the Optionee’s Date of Termination or the Sale of a Business where the Optionee is employed by the Sold Business and is not offered employment with a Retained Business on substantially similar terms and conditions (or the one year anniversary of the Optionee’s Date of Termination in the case of a termination resulting from Disability or death) and (ii) the earlier of (A) a Change of Control or (B) the 30th day after an IPO (or, if Optionee is subject to an IPO lock-up, the 30th day after the expiration of the lock-up); provided that in all cases the Extended Exercise Period shall end no later than the Final Exercise Date;
(f)	“Fair Market Value” means, as of any date, as to any Share, the Board’s good faith determination of the fair market value of such Share as of the applicable reference date, taking into account the most recent annual valuation of the Company. The Company agrees to engage, no later than December 31, 2006, and at least annually thereafter, an independent third party appraiser to perform such valuation, and to update each such valuation on a quarterly basis. Upon the exercise of a Call Option pursuant to Section 5(a) or a Put Option, the Board will provide prompt written notice of its determination of the Fair Market Value of the applicable Shares (the “Board Notice”) to Optionee. Optionee shall have the right to contest the Fair Market Value thereof by notice to the Company within fifteen (15) business days of receipt of the Board Notice. If Optionee does so notify the

Company of Optionee’s disagreement with the Fair Market Value set forth in the Board Notice within such time period, then the Company shall retain an independent third party appraiser reasonably acceptable to Optionee and to the Company to determine the fair market value of such Shares, and the determination of such independent appraiser shall govern. For this purpose, the appraiser last used by the Company in the ordinary course of business will be considered an independent appraiser. In the event that the Fair Market Value of the Shares as determined by such independent appraiser exceeds by the lesser of $200,000 or 10% the fair market value determined by the Board, then the Company shall bear the full cost of the appraisal. Otherwise, the Optionee (or the Optionee’s Beneficiary, as applicable) shall bear the full cost of the appraisal;
(g)	“Family Member” means, with respect to Optionee, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee’s household (other than a tenant or employee), a trust in which one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which one or more of these persons (or Optionee) control the management of assets, or any other entity in which one or more of these persons (or Optionee) own more than fifty percent of the voting interests;
(h)	“IPO” means the initial closing of a bona fide firm commitment underwritten public offering of equity shares of the Company, registered under the Securities Act of 1933, as amended, that results in such shares being traded on a liquid trading market;
(i)	“Management Agreement” means the management agreement entered into as of the Closing between the Company and certain affiliates of the Investors, as it may be amended from time to time;
(j)	“Put Option” means the obligation of the Company, upon thirty (30) days notice from Optionee, to use commercially reasonable efforts to repurchase for cash the Shares acquired by Optionee (or Optionee’s Beneficiary) upon exercise of the Option with respect to one or more Shares at the then Fair Market Value of such Shares; provided, however, that any Shares subject to the Put Option shall have been held by Optionee (or Optionee’s Beneficiary) for at least six months. If Company (as the case may be) is not able to repurchase the Shares subject to the Put Option in cash as a result of any contractual or legal restriction, Company shall provide Optionee (or Optionee’s Beneficiary) with a promissory note that bears interest at the prime rate as published in The Wall Street Journal on the repurchase date plus 1% and will become payable over the three year period from the date of the note;
(k)	“Registration Rights Agreement” means the Participation, Registration Rights and Coordination Agreement, dated as of August 10, 2005, by and among the

Company, SunGard Capital Corp. II, SunGard Holding Corp., Solar Capital Corp. and certain stockholders of the Company;
(l)	“Restrictive Covenant” means any of the restrictive covenants set forth in Section 5 of Optionee’s Employment Agreement;
(m)	“Retirement” means retirement within the meaning of Section 2.2(b) of Optionee’s Employment Agreement;
(n)	“Vest on a Pro Rata Basis” means that the vesting of Optionee’s Option shall continue through the end of the Year of Termination (but not thereafter), provided that only a portion of the Option that otherwise would have vested at the end of such year shall vest, such portion being determined by multiplying (i) the number of Shares subject to the Option that otherwise would have vested at the end of such year based upon attainment of pre-determined performance goals, by (ii)(A) the number of days in which Optionee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Shares);
Notwithstanding the foregoing, with respect to a termination of Employment described in Section 3(a) during the 2009 or 2010 calendar year, “Vest on a Pro Rata Basis” means that the Option shall continue to be earned through the end of the Year of Termination (but not thereafter), provided that only a portion of the Option that otherwise would have been earned at the end of such year shall be earned as of the end of the calendar year, such portion being determined by multiplying (i) the number of Shares subject to the Option that otherwise would have been earned at the end of such calendar year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which Optionee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Shares); the portion of the Option that is earned for the Year of Termination as described in this paragraph shall vest as of the last day of the Year of Termination pursuant to Section 3(a); and
(o)	“Vest on a Return-on-Equity Basis” means that Optionee’s Option shall be subject to accelerated vesting at the time of a Change of Control as follows:
(i)	If the Change of Control occurs on or before December 31, 2013 and results in the Investors receiving an amount constituting at least 300% of the Investors’ initial equity investment in Company and any subsequent equity investments, Shares shall vest as follows: (A) if the Investor internal rate of return (“IRR”) as of the Change of Control date is 16% or higher, all remaining Shares shall become fully vested and exercisable on the one-year anniversary of the Change of Control; (B) if the Investor IRR as of the Change of Control date is between 14% and 16%, the number of Shares determined by interpolation (e.g., 50% acceleration at 15% IRR) shall become fully vested and exercisable on the one-year anniversary of the Change of Control; and (C) if the Investor IRR as of the Change of

Control date is less than 14%, there will be no acceleration of vesting. Vesting on the one-year anniversary of the Change of Control is contingent on continued employment through the one-year anniversary date, except as otherwise provided in Section 3(a).
(ii)	If a Change of Control occurs and the requirements of subsection (i) are not met, there will be no acceleration of vesting.
(iii)	In determining the amount that has been received by the Investors, the gross value of all cash (including prior distributions the Investors or their Affiliates have received with respect to the Shares) and/or securities (with the fair value of such securities to be determined by the Board, which shall be entitled to take into account any restrictions on transferability, liquidity or saleability of such securities) received by the Investors shall be taken into account, minus the amount of commissions, fees and expenses payable by the Investors to the investment bankers and professional advisors in connection with the Change of Control. Management and transaction fees specified in the Management Agreement shall be excluded, provided that any increases in such fees from the fees in effect as of the date of the Optionee’s Employment Agreement must be customary (on a percentage of equity basis or in the case of transaction fees as a percentage of transaction size) compared to fees charged by private equity sponsors to their portfolio companies. In evaluating the amount of the transaction consideration, the Board may take into consideration amounts paid into escrow and contingent payments in connection with any transaction.
As used herein with respect to the Option, the Option shall be earned based on performance and shall vest based on Section 3 below, and the term “vest” means to become exercisable in whole or in specified part.
3. Vesting of Option. The Option shall vest in accordance with Schedule A; provided, however, that:
(a)	if the Optionee’s Employment terminates as a result of (i) termination of the Optionee by the Employer without Cause, (ii) resignation by the Optionee for Good Reason or (iii) the Optionee’s Disability or death, then (A) the Option shall Vest on a Pro Rata Basis, (B) any unvested portion of the Option that was earned for the 2009 or 2010 calendar year based on Schedule A shall become fully vested as of the Date of Termination, and (C) if a Change of Control has occurred, any amount that is scheduled to vest on the one-year anniversary of the Change of Control pursuant to Section 2(o)(i) above shall become fully vested as of the Date of Termination;
(b)	with respect to the portion of the Option that is earned for the 2009 or 2010 calendar year, if the Grantee’s Employment terminates as a result of the Grantee’s Retirement or as a result of the Grantee’s resignation other than for Good Reason, then the Option shall be deemed to have stopped vesting as of the Date of Termination of such Grantee, and no portion of the Option shall be earned for the calendar year in which the Date of Termination occurs;
(c)	with respect to the portion of the Option that is earned for calendar years after 2010, if the Grantee’s Employment terminates as a result of the Grantee’s Retirement or as a result of the Grantee’s resignation other than for Good Reason, then the Option shall be deemed to have stopped vesting as of the beginning of the year containing the Date of Termination of such Grantee;
(d)	if the Optionee’s Employment terminates as a result of termination by the Employer for Cause, then the Option will be immediately forfeited by the Optionee and terminate as of the Date of Termination;

(e)	upon a Change of Control through December 31, 2013, the Option shall Vest on a Return-on-Equity Basis; provided that, upon such a Change of Control following which Stock continues to be held by any of the Principal Investors, if the Change of Control would not result in full acceleration of vesting pursuant to this Section 3(e) without giving effect to this proviso, the Administrator shall, as it considers appropriate in its sole discretion, either (i) cause the Option to Vest on a Return-on-Equity Basis treating the Fair Market Value of any retained Stock as an amount received by the Investors in connection with the Change of Control, or (ii) permit the Option to Vest on a Return-on-Equity Basis in connection with any disposition by the Principal Investors of a material portion of their remaining Stock through December 31, 2013; and
(f)	notwithstanding the foregoing, in the event of a Change of Control after the 2009 or 2010 calendar year, any portion of the Option that was earned with respect to the 2009 or 2010 calendar year based on Schedule A and that has not yet vested shall vest in full upon the Change of Control.
4. Exercise of Option.
(a)	In General. The latest date on which this Option may be exercised is ten years from the Date of Grant (the “Final Exercise Date”). Each election to exercise this Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or by his or her executor, administrator, or permitted transferee (subject to any restrictions provided under the Plan and the Stockholders Agreement), made pursuant to and in accordance with the terms and conditions set forth in the Plan and received by the Company at its principal offices, accompanied by payment in full as provided in the Plan. The purchase price may be paid by delivery of cash or check acceptable to the Administrator or, in case of an exercise on the Final Exercise Date or upon a Change of Control that terminates an Extended Exercise Period, after termination of Employment as a result of resignation by the Optionee other than for either Good Reason or Retirement and prior to the fifth anniversary of the Closing or as a result of the Optionee’s Disability or death, if and to the extent permitted by the Code (including Section 409A thereof) and if such exercise would not adversely affect any of the Companies’ results of operations under Generally Accepted Accounting Principles, by means of withholding of Shares subject to the Option with an aggregate Fair Market Value equal to (i) the aggregate exercise price and (ii) if commercially reasonable for the Company to so permit (taking into account its cash position in light of any contractual or legal restrictions) minimum statutory withholding taxes with respect to such exercise, or by such other method provided under the Plan and explicitly approved by the Administrator. In the event that this Option is exercised by a person other than the Optionee, the Companies will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise this Option.
(b)	Time To Exercise. The Option must be exercised no later than the Final Exercise Date, and if not exercised by such date, will thereupon terminate. The Option must also be exercised by the termination of the Optionee’s Employment, and if not exercised by such date, will thereupon terminate, except as provided below:
(i)	upon termination of the Optionee’s Employment (i) by the Employer without Cause, (ii) by resignation by the Optionee for Good Reason, or (iii) as a result of a Disability or death, or upon the Sale of a Business where the Optionee is employed by the Sold Business and is not offered employment with a Retained Business on substantially similar terms and conditions, the Option will remain exercisable through the Extended Exercise Period, and will thereupon terminate;
(ii)	if the Optionee’s Employment terminates as a result of resignation by the Optionee other than for Good Reason and such Employment terminates (i) prior to the fifth anniversary of the Closing, then the Option will remain exercisable until the earlier of (a) the 90th day after the Date of Termination or (b) the Final Exercise Date, and will thereupon terminate, or (ii) on or after the fifth anniversary of the Closing, then the Option will remain exercisable through the Extended Exercise Period, and will thereupon terminate;
(iii)	if, the Optionee’s Employment terminates as a result of the Optionee’s Retirement, then the Option will remain exercisable through the Extended Exercise Period, and will thereupon terminate;
provided further that the Administrator shall extend the period to exercise the portion of the Option that vests after termination of Employment (but not beyond the Final Exercise Date) to the extent necessary to determine the Actual Internal EBITA (as defined in Schedule A) for the year containing the Date of Termination (or for the preceding year, as applicable).
5. Certain Calls and Puts.
(a)	Call on Resignation Without Good Reason. If the Optionee’s Employment terminates as a result of resignation by the Optionee other than for either Good

Reason or Retirement, for the period ending one hundred eighty-one (181) days following the later of Optionee’s Date of Termination or the date on which this Option is exercised, the Company shall have a Call Option at the then Fair Market Value of such Shares, provided, however, that the Companies’ Call Options pursuant to this Section 5(a) shall cease to apply on the earlier of an IPO or the fifth anniversary of the Closing. For purposes of the preceding sentence, the term resignation does not include the departure of Optionee by reason of the Sale of a Business where Optionee is employed by the Sold Business and is not offered employment with a Retained Business on substantially similar terms and conditions.
(b)	Call on Termination For Cause. If the Optionee’s Employment is terminated by the Employer for Cause, for the period ending one hundred eighty-one (181) days following the later of Optionee’s Date of Termination or the date on which this Option is exercised, the Company shall have a Call Option at the lower of (i) the exercise price paid by Optionee for such Shares (less any distributions received with respect to such Shares under the SunGard Capital Corp. and SunGard Capital Corp. II Dividend Rights Plan or with respect to such Shares after the exercise of this Option), or (ii) the then Fair Market Value of such Shares, provided, however, that the Companies’ Call Options pursuant to this Section 5(b) shall cease to apply on an IPO.
(c)	Put on Disability or Death. If the Optionee’s Employment terminates as a result of the Optionee’s Disability or death (and if and to the extent permitted by the Code (including Section 409A thereof)) the Optionee (or, the Optionee’s Beneficiary) shall have a Put Option at any time after Optionee’s Date of Termination, but prior to an IPO.
(d)	The Company may assign its rights under this Section 5 to any of their subsidiaries or to the Investors.
(e)	The provisions of this Section 5 supersede Section 6 of the Stockholders Agreement with respect to the Options granted hereunder and the related Shares.
6. Share Restrictions, etc. Except as expressly provided herein, the Optionee’s rights hereunder and with respect to Shares received upon exercise are subject to the restrictions and other provisions contained in the Stockholders Agreement.
7. Distributions, Redemptions, etc. On the occurrence of an Adjustment Event, the per-Share exercise price of this Option, whether vested or unvested, shall be reduced by an amount equal to the per-Share amount paid in connection with the Adjustment Event; provided, however, that any such reduction shall be limited to that portion of such amount which would not cause the per-Share exercise price of the Option to be reduced below 25% of the fair market value, as of the date the Option was granted, of the Shares. In the case of a redemption or repurchase of the Shares, the number of Shares that are subject to the Option will be automatically reduced by an amount proportionate to the percentage reduction in outstanding shares of the affected class resulting from the redemption or repurchase. Notwithstanding the foregoing, adjustments under this Section shall be made in accordance with the requirements of Section 409A of the Code, where applicable, so as not to cause the Option to be considered “deferred compensation” under Section 409A.
8. Forfeiture. Upon exercise, payment or delivery pursuant to this Option, Optionee shall certify on a form acceptable to the Committee that Optionee is in compliance with the Restrictive Covenants and all other agreements between Optionee and the Company or any of its Affiliates. If the Company determines that Optionee is not in compliance with one or more of the Restrictive Covenants or with the provisions of any agreement between Optionee and the Company or any of its Affiliates, and such non-compliance has not been authorized in advance in a specific written waiver from the Company, the Committee may cancel any unexercised portion. The Company shall also have the following (and only the following) additional remedies:
(a)	During the six months after any exercise, payment or delivery of Shares pursuant to this Option, such exercise, payment or delivery may be rescinded at the Company’s option if Optionee fails to comply in any material respect with the terms of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or if Optionee breaches any duty to the Company or any of its Affiliates. The Company shall notify Optionee in writing of any such rescission within one year after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, Optionee shall remit or deliver to the Company (i) the amount of any gain realized upon the sale of any Shares acquired upon the exercise of this Option, (ii) any consideration received upon the exchange of any Shares acquired upon the exercise of this Option (or the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued of the time of the exchange) and (iii) the number of Shares received in connection with the rescinded exercise.
(b)	The Company shall have the right to offset, against any Shares and any cash amounts due to Optionee under or by reason of Optionee’s holding this Option, any amounts to which the Company is entitled as a result of Optionee’s violation of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or Optionee’s breach of any duty to the Company or any of its Affiliates. Accordingly, Optionee acknowledges that (i) the Company may delay exercise of this Option or withhold delivery of Shares, (ii) the Company may place the proceeds of any sale or other disposition of Shares in an escrow account of the Company’s choosing pending resolution of any dispute with the Company or any of its Affiliates, and (iii) the Company has no liability for any attendant market risk caused by any such delay, withholding, or escrow.
Optionee acknowledges and agrees that the calculation of damages from a breach of any of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or of any duty to the Company or any of its Affiliates would be difficult to calculate accurately and that the right to offset or other remedy provided for herein is reasonable and not a penalty. Optionee further agrees not to challenge the reasonableness of such provisions even where the Company rescinds, delays, withholds or escrows Shares or proceeds or uses those Shares or proceeds as a setoff.

9. Legends, etc. Shares issued upon exercise shall bear such legends as may be required or provided for under the terms of the Stockholders Agreement.
10. Transfer of Option. This Option may only be transferred by the laws of descent and distribution, to a legal representative in the event of the Optionee’s incapacity, or to a Family Member with the consent of the Compensation Committee of the Board, such consent not to be unreasonably withheld.
11. Withholding. The exercise of the Option will give rise to “wages” subject to withholding. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Optionee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. The Optionee also authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Optionee and the Company may so withhold as provided in Section 4(a) above.
12. Effect on Employment. Neither the grant of this Option, nor the issuance of Shares upon exercise of this Option, shall give the Optionee any right to be retained in the employ of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.
13. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
[SIGNATURE PAGE FOLLOWS]

By acceptance of this Option, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement and the Registration Rights Agreement, , in each case treating the undersigned as a “Manager” as defined therein.
Executed as of the Date of Grant.

SunGard Capital Corp.	SUNGARD CAPITAL CORP.

By:
Optionee
I acknowledge that I have received a copy of this Agreement and certain related information, and that I have read and understood these documents. I accept and agree to all of the provisions of this Agreement.

Optionee

Schedule A
Vesting Schedule
(1) With respect to each of the 2009 and 2010 calendar years, the Option shall be earned to the extent that the Base Case for each such calendar year is achieved during such period as follows, and the portion of the Option that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph (2) below:
(a) If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Base Case for that year, the Option will not be earned for any Shares at the end of that year;
(b) If Actual Internal EBITA for such calendar year is between 95% and 100% of the Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be determined by interpolation at the linear rate of 1/78.32 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share);
(c) If Actual Internal EBITA for such calendar year is above 100% but not greater than 106.25% of the Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be the sum of (i) the number of Options calculated in accordance with paragraph (b) above and (ii) the number of Options determined by interpolation at the linear rate of 1/249.51 of the Shares per one percentage point of Actual Internal EBITA in excess of 100% (rounded to the nearest .0001 of a Share);
(d) If Actual Internal EBITA for such calendar year is greater than 106.25% of the Base Case for that year, the Option shall not be earned for any further Shares than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below), at which point the Option shall be earned as follows:
(i) if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be the sum of (x) the number of Options calculated in accordance with paragraph (c) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share) between 100% and 106.25% of the Original Base Case; and
(ii) if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, the Option shall be earned for 1/5 of the Shares (rounded to the nearest .0001 of a Share) at the end of that year;
provided that, only through December 31, 2010, any Shares that do not vest at the end of 2009 may vest at the end of 2010 based on the cumulative Actual Internal EBITA as a percent of the cumulative Original Base Case. For example, if Actual Internal EBITA in 2009 is 100% of the Original Base Case, then approximately 8.89% of the Shares vest on December 31, 2009 (1/56.25 x 5 Actual Internal EBITA percentage points), and if cumulative Actual Internal EBITA for 2009 and 2010 is 105% of the cumulative Original Base Case, then approximately 26.67% of the Shares vest on December 31, 2010 ([1/56.25 x 10 Internal EBITA percentage points x 2 years] — 8.89%).
(2) With respect to each of the 2009 and 2010 calendar years, the Option shall vest and be exercisable with respect to 25% of the total number of Shares earned under paragraph (1) above at the end of the applicable calendar year (“Initial Vesting Date”); and the remaining 75% of the total number of Shares earned for the calendar year shall vest and be exercisable in equal monthly installments over the 36 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date. All vesting shall be conditioned on continued service with the Company through the applicable vesting date.

(3) With respect to each of the 2011, 2012 and 2013 calendar years, the Option shall be exercisable to the extent that the Base Case is achieved during such period as follows:
(a) if Actual Internal EBITA for such calendar year is less than or equal to 95% of the Base Case for that year, the Option will not become exercisable for any Shares at the end of that year;
(b) if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Base Case for that year, the Option shall become exercisable for 1/5 of the Shares (rounded to the nearest .0001 of a Share) at the end of that year; and
(c) if Actual Internal EBITA for such calendar year is between 95% and 106.25% of the Base Case for that year, the number of Shares that vest and become exercisable at the end of that year will be determined by interpolation at the linear rate of 1/56.25 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share).
For vesting in years after 2010, cumulative vesting will not be available.
For purposes of this Vesting Schedule:
“Performance Period” means the five-year period beginning on January 1, 2009.
“Actual Internal EBITA” means the Company’s actual earnings before interest, taxes and amortization for a year, determined based on the Company’s audited financials. Actual Internal EBITA shall not be reduced by costs of the acquisition of the Company by the Investors or the Company’s proposed spin-off of its availability services business or related items, management and transaction fees payable to the Investors or their affiliates, extraordinary items (as determined by the Compensation Committee in consultation with the CEO) or non-cash equity incentive expenses. Actual Internal EBITA shall be calculated without giving effect to purchase accounting and shall be adjusted in good faith by the Compensation Committee in consultation with the CEO to reflect the consequences of acquisitions and dispositions. Unless otherwise determined by the Board or Compensation Committee and agreed to by the CEO, the adjustment for acquisitions and dispositions shall be based on a cost of funds used for acquisitions and released by dispositions at a rate of 11%, compounded at the rate of 7.5% per annum, provided that transactions with a purchase price in excess of $50 million may merit an alternative adjustment, in which case the rate will be as mutually agreed by the CEO and the Board or Compensation Committee. Actual Internal EBITA targets shall be appropriately adjusted by the Compensation Committee in consultation with the CEO in case of changes in GAAP promulgated by FASB or the SEC or changes in depreciation methodology.
“Base Case” means the Actual Internal EBITA targets for the Company during each calendar year in the Performance Period, as set forth below:

Base Case	2009	2010	2011	2012	2013
Actual Internal EBITA	The Company’s final	The Company’s final
(in millions)	2009 consolidated	2010 consolidated
	budgeted EBITA, as	budgeted EBITA, as
	approved by the	approved by the
	Board or	Board or
	Compensation	Compensation
	Committee and as	Committee and as
	appears in the	appears in the
	Company’s operating	Company’s operating
	budget for 2009	budget for 2010
“Original Base Case” means the Actual Internal EBITA targets for the Company as originally determined in August 2005 by the Board for each of the 2009 and 2010 calendar years as set forth below:

Original Base Case	2009	2010
Actual Internal EBITA (in millions)

Tier II Executive Officer Form

Name:
Number of Shares:
Price per Share:
Date of Grant:
SunGard Capital Corp.
Management Non-Qualified Performance-Based Class A Option Agreement
THIS AWARD AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS OPTION
ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND
REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE
STOCKHOLDERS AGREEMENT AMONG SUNGARD CAPITAL CORP., SUNGARD
CAPITAL CORP. II, SUNGARD HOLDING CORP., SOLAR CAPITAL CORP. AND
CERTAIN STOCKHOLDERS OF SUNGARD CAPITAL CORP. AND SUNGARD
CAPITAL CORP. II, DATED AS OF AUGUST 10, 2005 (AS IN EFFECT FROM TIME
TO TIME, THE “STOCKHOLDERS AGREEMENT”)
SUNGARD CAPITAL CORP. STRONGLY ENCOURAGES YOU TO SEEK THE
ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO
YOUR AWARD AND ITS TAX CONSEQUENCES.
This agreement (the “Agreement”) evidences a stock option granted by SunGard Capital Corp., a Delaware corporation (the “Company”), to the undersigned (the “Optionee”), pursuant to, and subject to the terms of, the SunGard 2005 Management Incentive Plan (as amended from time to time, the “Plan”) which is incorporated herein by reference and of which the Optionee hereby acknowledges receipt.
1. Grant of Option. The Company grants to the Optionee, as of the above Date of Grant, an option (the “Option”) to purchase, in whole or in part, on the terms provided herein and in the Plan, that total number of Class A Common shares as set forth in Schedule A (the “Shares”) at the above Price per Share. The Option will vest and become exercisable in accordance with Section 3 below.
The Option evidenced by this Agreement is intended to be a non-qualified option and is granted to the Optionee in an Employment capacity as an employee.
2. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as in the Plan. The terms “Change of Control,” “Disability” and “Fair Market Value” shall have the same meaning as set forth in the Stockholders Agreement without regard to any subsequent amendment thereof. The term “Performance Period” is defined in Schedule A. The following terms shall have the following meanings:

(a)	“Adjustment Event” means (i) a cash distribution with respect to Shares paid to all or substantially all holders of Shares, other than cash dividends in respect of Shares declared by the Board as part of a regular dividend payment practice or stated cash dividend policy of the Company following an IPO, or (ii) a substantially pro rata redemption or substantially pro rata repurchase (in each case by the Company or any of its subsidiaries) of the Shares;
(b)	“Business” means any one of the following business segments: Financial Systems, Availability Services, Higher Education Systems and Public Sector Systems;
(c)	“CEO” means the Chief Executive Officer of the Company;
(d)	“Date of Termination” means the date that the termination of Optionee’s Employment with Employer is effective on account of Optionee’s death, Optionee’s Disability, termination by Employer for Cause or without Cause, or by Optionee, as the case may be;
(e)	“Employer” means the Company or, as the case may be, its Affiliate with whom the Optionee has entered into an Employment relationship;
(f)	“Family Member” means, with respect to Optionee, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee’s household (other than a tenant or employee), a trust in which one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which one or more of these persons (or Optionee) control the management of assets, or any other entity in which one or more of these persons (or Optionee) own more than fifty percent of the voting interests;
(g)	“Investors” means investment funds advised by Silver Lake Partners, Bain Capital, The Blackstone Group, Goldman, Sachs & Co., Kohlberg Kravis Roberts, Providence Equity Partners and Texas Pacific Group that own capital stock of the Company;
(h)	“Restrictive Covenant” means any of the restrictive covenants set forth in Exhibit A, which is incorporated herein by reference;
(i)	“Retirement” means termination of employment by Optionee after age 62;
(j)	“Sale of a Business” means the sale, exchange or other disposition or transfer of all or substantially all of the business or assets of one of the Businesses to a purchaser that is unrelated to the Company or any of the Investors, provided that a Sale of a Business shall not also constitute a Change of Control;
(k)	“Sold Business” means a Business that is being sold in a Sale of a Business; and

(l)	“Vest on a Pro Rata Basis” means that the vesting of Optionee’s Option shall continue through the end of the Year of Termination (but not thereafter), provided that only a portion of the Option that otherwise would have vested at the end of such year shall vest, such portion being determined by multiplying (i) the number of Shares subject to the Option that otherwise would have vested at the end of such year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which Optionee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Shares);
Notwithstanding the foregoing, with respect to a termination of Employment described in Section 3(a) during the 2009 or 2010 calendar year, “Vest on a Pro Rata Basis” means that the Option shall continue to be earned through the end of the Year of Termination (but not thereafter), provided that only a portion of the Option that otherwise would have been earned at the end of such year shall be earned as of the end of the calendar year, such portion being determined by multiplying (i) the number of Shares subject to the Option that otherwise would have been earned at the end of such calendar year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which Optionee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Shares); the portion of the Option that is earned for the Year of Termination as described in this paragraph shall vest as of the last day of the Year of Termination pursuant to Section 3(a);
(m)	“Vest on a Return-on-Equity Basis” means that Optionee’s Option shall be subject to accelerated vesting at the time of a Change of Control as follows:
(i)	If the Change of Control occurs on or before December 31, 2013 and results in the Investors receiving an amount constituting at least 300% of the Investors’ initial equity investment in Company and any subsequent equity investments, Shares shall vest as follows: (A) if the Investor internal rate of return (“IRR”) as of the Change of Control date is 16% or higher, all remaining Shares shall become fully vested and exercisable on the one-year anniversary of the Change of Control; (B) if the Investor IRR as of the Change of Control date is between 14% and 16%, the number of Shares determined by interpolation (e.g., 50% acceleration at 15% IRR) shall become fully vested and exercisable on the one-year anniversary of the Change of Control; and (C) if the Investor IRR as of the Change of Control date is less than 14%, there will be no acceleration of vesting. Vesting on the one-year anniversary of the Change of Control is contingent on continued employment through the one-year anniversary date, except as otherwise provided in Section 3(a).
(ii)	If a Change of Control occurs and the requirements of subsection (i) are not met, there will be no acceleration of vesting.

(iii)	In determining the amount that has been received by the Investors, the gross value of all cash (including prior distributions the Investors or their Affiliates have received with respect to the Shares) and/or securities (with the fair value of such securities to be determined by the Board, which shall be entitled to take into account any restrictions on transferability, liquidity or saleability of such securities) received by the Investors shall be taken into account, minus the amount of commissions, fees and expenses payable by the Investors to the investment bankers and professional advisors in connection with the Change of Control. Management and transaction fees specified in the Management Agreement shall be excluded, provided that any increases in such fees from the fees in effect as of the date of the Optionee’s Employment Agreement must be customary (on a percentage of equity basis or in the case of transaction fees as a percentage of transaction size) compared to fees charged by private equity sponsors to their portfolio companies. In evaluating the amount of the transaction consideration, the Board may take into consideration amounts paid into escrow and contingent payments in connection with any transaction.
(n)	“Year of Termination” means the fiscal year for the applicable Performance Period during which Optionee’s Date of Termination occurs.
As used herein with respect to the Option, the Option shall be earned based on performance and shall vest based on Section 3 below, and the term “vest” means to become exercisable in whole or in specified part.
3. Vesting of Option. The Option shall vest in accordance with Schedule A; provided, however, that:
(a)	if the Optionee’s Employment terminates as a result of (i) termination of the Optionee by Employer without Cause, (ii) the Optionee’s Disability or death, or (iii) with respect to Shares earned for a calendar year after 2010, the Optionee’s Retirement, then (A) the Option for the year of termination shall Vest on a Pro Rata Basis, (B) any unvested portion of the Option that was earned for the 2009 or 2010 calendar year shall become fully vested as of the Date of Termination, and (C) if a Change in Control has occurred, any amount that is scheduled to vest on the one-year anniversary of the Change in Control pursuant to Section 2(m)(i) above shall become fully vested as of the Date of Termination;
(b)	with respect to the portion of the Option that is earned for the 2009 or 2010 calendar year, if the Optionee’s Employment terminates as a result of the Optionee’s resignation or Retirement, then the Option shall be deemed to have stopped vesting as of the Date of Termination of such Optionee, and no portion of the Option shall be earned for the calendar year in which the Date of Termination occurs;
(c)	with respect to the portion of the Option that is earned for calendar years after 2010, if the Optionee’s Employment terminates as a result of the Optionee’s resignation, then the Option shall be deemed to have stopped vesting as of the beginning of the year containing the Date of Termination of such Optionee;

(d)	if the Optionee’s Employment terminates as a result of termination by Employer for Cause, then the Option will be immediately forfeited by the Optionee and terminate as of the Date of Termination; and
(e)	upon a Change of Control through December 31, 2013, the Option shall Vest on a Return-on-Equity Basis; provided that, upon such a Change of Control following which Stock continues to be held by any of the Principal Investors, if the Change of Control would not result in full acceleration of vesting pursuant to this Section 3(e) without giving effect to this proviso, the Administrator shall, as it considers appropriate in its sole discretion, either (i) cause the Option to Vest on a Return-on-Equity Basis treating the Fair Market Value of any retained Stock as an amount received by the Investors in connection with the Change of Control, or (ii) permit the Option to Vest on a Return-on-Equity Basis in connection with any disposition by the Principal Investors of a material portion of their remaining Stock through December 31, 2013;
(f)	notwithstanding the foregoing, in the event of a Change of Control after the 2009 or 2010 calendar year, any portion of the Option that was earned with respect to the 2009 or 2010 calendar year based on Schedule A and that has not yet vested shall vest in full upon the Change of Control.
4. Exercise of Option.
(a)	In General. The latest date on which this Option may be exercised is ten years from the Date of Grant (the “Final Exercise Date”). Each election to exercise this Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or by his or her executor, administrator, or permitted transferee (subject to any restrictions provided under the Plan and the Stockholders Agreement), made pursuant to and in accordance with the terms and conditions set forth in the Plan and received by the Company at its principal offices, accompanied by payment in full as provided in the Plan. The purchase price may be paid by delivery of cash or check acceptable to the Administrator or, in case of an exercise on the Final Exercise Date, or after a Sale of a Business where the Optionee is employed by a Sold Business and is not offered employment with a Retained Business on substantially similar terms and conditions or a termination of Employment without Cause or as a result of the Optionee’s Disability or death, if and to the extent permitted by the Code (including Section 409A thereof) and if such exercise would not adversely affect the Company’s results of operations under Generally Accepted Accounting Principles, by means of withholding of Shares subject to the Option with an aggregate Fair Market Value equal to (i) the aggregate exercise price and (ii) if commercially reasonable for the Company to so permit (taking into account its cash position in light of any contractual or legal restrictions) minimum statutory withholding taxes with respect to such exercise, or by such other method provided under the Plan and explicitly approved by the Administrator. In the event that this

Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise this Option.
(b)	Time To Exercise. The Option must be exercised no later than the Final Exercise Date, and if not exercised by such date, will thereupon terminate. The Option must also be exercised by the termination of the Optionee’s Employment and, if not exercised by such date, will thereupon terminate, provided that, upon termination of the Optionee’s Employment (i) by Employer without Cause, (ii) by resignation by the Optionee, or (iii) as a result of a Disability or death, the Option will remain exercisable until the earlier of the 90th day after the Date of Termination (or the one-year anniversary thereof, in the case of a termination resulting from Disability or death) or the Final Exercise Date, and will thereupon terminate, provided further that the Administrator shall extend the period to exercise the portion of the Option that vests after termination of Employment (but not beyond the Final Exercise Date) to the extent necessary to determine the Actual Internal EBITA (as defined in Schedule A) for the year containing the Date of Termination (or for the preceding year, as applicable).
5. Certain Calls and Puts. The Options granted hereunder and the related Shares are subject to the call and put rights contained in Section 6 of the Stockholders Agreement, except that such put rights shall be granted only if and to the extent permitted by the Code (including Section 409A thereof); provided, however, that the call rights contained in Section 6 of the Stockholders Agreement shall not apply in the event of a termination resulting from Disability or death.
6. Share Restrictions, etc. Except as expressly provided herein, the Optionee’s rights hereunder and with respect to Shares received upon exercise are subject to the restrictions and other provisions contained in the Stockholders Agreement.
7. Distributions, Redemptions, etc. On the occurrence of an Adjustment Event, the per-Share exercise price of this Option, whether vested or unvested, shall be reduced by an amount equal to the per-Share amount paid in connection with the Adjustment Event; provided, however, that any such reduction shall be limited to that portion of such amount which would not cause the per-Share exercise price of the Option to be reduced below 25% of the fair market value, as of the date the Option was granted, of the Shares. In the case of a redemption or repurchase of the Shares, the number of Shares that are subject to the Option will be automatically reduced by an amount proportionate to the percentage reduction in outstanding shares of the affected class resulting from the redemption or repurchase. Notwithstanding the foregoing, adjustments under this Section shall be made in accordance with the requirements of Section 409A of the Code, where applicable, so as not to cause the Option to be considered “deferred compensation” under Section 409A.
8. Forfeiture. Upon exercise, payment or delivery pursuant to this Option, Optionee shall certify on a form acceptable to the Committee that Optionee is in compliance with the Restrictive Covenants and all other agreements between Optionee and the Company or any of its Affiliates. If the Company determines that Optionee is not in compliance with one or more of the Restrictive Covenants or with the provisions of any agreement between Optionee and the Company or any of its Affiliates, and such non-compliance has not been authorized in advance in a specific written waiver from the Company, the Committee may cancel any unexercised portion. The Company shall also have the following (and only the following) additional remedies:
(a)	During the six months after any exercise, payment or delivery of Shares pursuant to this Option, such exercise, payment or delivery may be rescinded at the Company’s option if Optionee fails to comply in any material respect with the terms of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or if Optionee breaches any duty to the Company or any of its Affiliates. The Company shall notify Optionee in writing of any such rescission within one year after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, Optionee shall remit or deliver to the Company (i) the amount of any gain realized upon the sale of any Shares acquired upon the exercise of this Option, (ii) any consideration received upon the exchange of any Shares acquired upon the exercise of this Option (or the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued of the time of the exchange) and (iii) the number of Shares received in connection with the rescinded exercise.
(b)	The Company shall have the right to offset, against any Shares and any cash amounts due to Optionee under or by reason of Optionee’s holding this Option, any amounts to which the Company is entitled as a result of Optionee’s violation of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or Optionee’s breach of any duty to the Company or any of its Affiliates. Accordingly, Optionee acknowledges that (i) the Company may delay exercise of this Option or withhold delivery of Shares, (ii) the Company may place the proceeds of any sale or other disposition of Shares in an escrow account of the Company’s choosing pending resolution of any dispute with the Company or any of its Affiliates, and (iii) the Company has no liability for any attendant market risk caused by any such delay, withholding, or escrow.
Optionee acknowledges and agrees that the calculation of damages from a breach of any of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or of any duty to the Company or any of its Affiliates would be difficult to calculate accurately and that the right to offset or other remedy provided for herein is reasonable and not a penalty. Optionee further agrees not to challenge the reasonableness of such provisions even where the Company rescinds, delays, withholds or escrows Shares or proceeds or uses those Shares or proceeds as a setoff.
9. Legends, etc. Shares issued upon exercise shall bear such legends as may be required or provided for under the terms of the Stockholders Agreement.
10. Transfer of Option. This Option may only be transferred by the laws of descent and distribution, to a legal representative in the event of the Optionee’s incapacity, or to a Family Member with the consent of the Compensation Committee of the Board, such consent not to be unreasonably withheld.

11. Withholding. The exercise of the Option will give rise to “wages” subject to withholding. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Optionee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. The Optionee also authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Optionee and the Company may so withhold as provided in Section 4(a) above.
12. Effect on Employment. Neither the grant of this Option, nor the issuance of Shares upon exercise of this Option, shall give the Optionee any right to be retained in the employ of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.
13. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
[SIGNATURE PAGE FOLLOWS]

By acceptance of this Option, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement as a “Manager” as defined therein.
Executed as of the Date of Grant.

SunGard Capital Corp.	SUNGARD CAPITAL CORP.

By:
Optionee
I acknowledge that I have received a copy of this Agreement and certain related information, and that I have read and understood these documents. I accept and agree to all of the provisions of this Agreement.

Optionee

Schedule A
Vesting Schedule
(1) With respect to each of the 2009 and 2010 calendar years, the Option shall be earned to the extent that the Base Case for each such calendar year is achieved during such period as follows, and the portion of the Option that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph (2) below:
(a) If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Base Case for that year, the Option will not be earned for any Shares at the end of that year;
(b) If Actual Internal EBITA for such calendar year is between 95% and 100% of the Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be determined by interpolation at the linear rate of 1/78.32 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share);
(c) If Actual Internal EBITA for such calendar year is above 100% but not greater than 106.25% of the Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be the sum of (i) the number of Options calculated in accordance with paragraph (b) above and (ii) the number of Options determined by interpolation at the linear rate of 1/249.51 of the Shares per one percentage point of Actual Internal EBITA in excess of 100% (rounded to the nearest .0001 of a Share);
(d) If Actual Internal EBITA for such calendar year is greater than 106.25% of the Base Case for that year, the Option shall not be earned for any further Shares than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below), at which point the Option shall be earned as follows:
(i) if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be the sum of (x) the number of Options calculated in accordance with paragraph (c) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share) between 100% and 106.25% of the Original Base Case; and
(ii) if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, the Option shall be earned for 1/5 of the Shares (rounded to the nearest .0001 of a Share) at the end of that year;
provided that, only through December 31, 2010, any Shares that do not vest at the end of 2009 may vest at the end of 2010 based on the cumulative Actual Internal EBITA as a percent of the cumulative Original Base Case. For example, if Actual Internal EBITA in 2009 is 100% of the Original Base Case, then approximately 8.89% of the Shares vest on December 31, 2009 (1/56.25 x 5 Actual Internal EBITA percentage points), and if cumulative Actual Internal EBITA for 2009 and 2010 is 105% of the cumulative Original Base Case, then approximately 26.67% of the Shares vest on December 31, 2010 ([1/56.25 x 10 Internal EBITA percentage points x 2 years] — 8.89%).
(2) With respect to each of the 2009 and 2010 calendar years, the Option shall vest and be exercisable with respect to 25% of the total number of Shares earned under paragraph (1) above at the end of the applicable calendar year (“Initial Vesting Date”); and the remaining 75% of the total number of Shares earned for the calendar year shall vest and be exercisable in equal monthly installments over the 36 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date. All vesting shall be conditioned on continued service with the Company through the applicable vesting date.

(3) With respect to each of the 2011, 2012 and 2013 calendar years, the Option shall be exercisable to the extent that the Base Case is achieved during such period as follows:
(a) if Actual Internal EBITA for such calendar year is less than or equal to 95% of the Base Case for that year, the Option will not become exercisable for any Shares at the end of that year;
(b) if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Base Case for that year, the Option shall become exercisable for 1/5 of the Shares (rounded to the nearest .0001 of a Share) at the end of that year; and
(c) if Actual Internal EBITA for such calendar year is between 95% and 106.25% of the Base Case for that year, the number of Shares that vest and become exercisable at the end of that year will be determined by interpolation at the linear rate of 1/56.25 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share).
For vesting in years after 2010, cumulative vesting will not be available.
For purposes of this Vesting Schedule:
“Performance Period” means the five-year period beginning on January 1, 2009.
“Actual Internal EBITA” means the Company’s actual earnings before interest, taxes and amortization for a year, determined based on the Company’s audited financials. Actual Internal EBITA shall not be reduced by costs of the acquisition of the Company by the Investors or the Company’s proposed spin-off of its availability services business or related items, management and transaction fees payable to the Investors or their affiliates, extraordinary items (as determined by the Compensation Committee in consultation with the CEO) or non-cash equity incentive expenses. Actual Internal EBITA shall be calculated without giving effect to purchase accounting and shall be adjusted in good faith by the Compensation Committee in consultation with the CEO to reflect the consequences of acquisitions and dispositions. Unless otherwise determined by the Board or Compensation Committee and agreed to by the CEO, the adjustment for acquisitions and dispositions shall be based on a cost of funds used for acquisitions and released by dispositions at a rate of 11%, compounded at the rate of 7.5% per annum, provided that transactions with a purchase price in excess of $50 million may merit an alternative adjustment, in which case the rate will be as mutually agreed by the CEO and the Board or Compensation Committee. Actual Internal EBITA targets shall be appropriately adjusted by the Compensation Committee in consultation with the CEO in case of changes in GAAP promulgated by FASB or the SEC or changes in depreciation methodology.
“Base Case” means the Actual Internal EBITA targets for the Company during each calendar year in the Performance Period, as set forth below:

Base Case	2009	2010	2011	2012	2013
Actual Internal EBITA	The Company’s final	The Company’s final
(in millions)	2009 consolidated	2010 consolidated
	budgeted EBITA, as	budgeted EBITA, as
	approved by the	approved by the
	Board or	Board or
	Compensation	Compensation
	Committee and as	Committee and as
	appears in the	appears in the
	Company’s operating	Company’s operating
	budget for 2009	budget for 2010
“Original Base Case” means the Actual Internal EBITA targets for the Company as originally determined in August 2005 by the Board for each of the 2009 and 2010 calendar years as set forth below:

Original Base Case	2009	2010
Actual Internal EBITA (in millions)

Exhibit A
Restrictive Covenants
1. Optionee will not render services for any organization or engage directly or indirectly in any business which, in the judgment and sole determination of the Chief Executive Officer of the Company or another senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. If Optionee’s employment or other service with the Company has terminated, the judgment of the Chief Executive Officer or other designated officer will be based on Optionee’s position and responsibilities while employed by the Company, Optionee’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company’s customers, suppliers, employees and competitors of Optionee’s assuming the post-employment position and such other considerations as are deemed relevant given the applicable facts and circumstances.
2. Optionee will not disclose to anyone outside the Company, or use other than in the Company’s business, any confidential or proprietary information or material relating to the business of the Company, acquired by Optionee either during or after employment with the Company. Optionee understands that the Company’s proprietary and confidential information includes, by way of example: (a) the identity of customers and prospects, their specific requirements, and the names, addresses and telephone numbers of individual contacts; (b) prices, renewal dates and other detailed terms of customer and supplier contracts and proposals; (c) pricing policies, information about costs, profits and sales, methods of delivering software and services, marketing and sales strategies, and software and service development strategies; (d) source code, object code, specifications, user manuals, technical manuals and other documentation for software products; (e) screen designs, report designs and other designs, concepts and visual expressions for software products; (f) employment and payroll records; (g) forecasts, budgets, acquisition models and other non-public financial information; and (h) expansion plans, business or development plans, management policies, information about possible acquisitions or divestitures, potential new products, markets or market extensions, and other business and acquisition strategies and policies.
3. Optionee will promptly communicate to the Company, in writing, all marketing strategies, product ideas, software designs and concepts, software enhancement and improvement ideas, and other ideas and inventions (collectively, “works and ideas”) pertaining to the Company’s business, whether or not patentable or copyrightable, that are made, written, developed, or conceived by Optionee, alone or with others, at any time (during or after business hours) while Optionee is employed by the Company or during the three months after Optionee’s employment terminates. Optionee understands that all of those works and ideas will be the Company’s exclusive property, and by accepting this Option Optionee assigns and agrees to assign all Optionee’s right, title and interest in those works and ideas to the Company. Optionee will sign all documents which the Company deems necessary to confirm its ownership of those works and ideas, and Optionee will cooperate fully with the Company to allow the Company to take full advantage of those works and ideas, including the securing of patent and/or copyright protection and/or other similar rights in the United States and in foreign countries.
4. Optionee will not solicit or contact at any time, directly or through others, for the purpose or with the effect of competing or interfering with or harming any part of the Company’s business: (a) any customer or acquisition target under contract with the Company at any time during the last two years of Optionee’s employment with the Company; (b) any prospective customer or acquisition target that received or requested a proposal, offer or letter of intent from the Company at any time during the last two years of Optionee’s employment with the Company; (c) any affiliate of any such customer or prospect; (d) any of the individual contacts established by the Company or Optionee or others at the Company during the period of Optionee’s employment with the Company; or (e) any individual who is an employee or independent contractor of the Company at the time of the solicitation or contact or who has been an employee or independent contractor within three months before such solicitation or contact.